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                                                                   EXHIBIT 3.3

          SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                          THE KINETICS GROUP, INC.


          THE KINETICS GROUP, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1.   The name of the Corporation is The Kinetics Group, Inc.

          2. The original name of the Corporation was Kinetic Systems Group, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on February 23, 1996.

          3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation.

          4. The text of the Amended and Restated Certificate of Incorporation, as heretofore amended, is hereby restated and further amended to read in its entirety as set forth in Exhibit A attached hereto.
                                     ---------

          5. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, and notice of the taking of such corporate action has been given as provided in Section 228(d) of the General Corporation Law of the State of Delaware.
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          IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by William A. Bianco, Jr., its Chairman of the Board and Chief Executive Officer and attested by Marie R. Bianco, its Secretary, this _____ day of ____________________________, 1997.

                                         THE KINETICS GROUP, INC.



                                         By:
                                            -----------------------------------
                                            William A. Bianco, Jr.
                                            Chairman of the Board and
                                            Chief Executive Officer
ATTEST:

By:
      ---------------------------------
      Marie R. Bianco
      Secretary

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                                   Exhibit A
                                   ---------

          SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                     OF

                          THE KINETICS GROUP, INC.


                                  ARTICLE I

                                    NAME
                                    ----

               The name of the corporation is The Kinetics Group, Inc. (the "Corporation").

                                 ARTICLE II

                              REGISTERED OFFICE
                              -----------------

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE III

                                   PURPOSE
                                   -------

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE IV

                                CAPITAL STOCK
                                -------------

          (A) The Corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is forty million (40,000,000) shares, $0.001 par value per share, and the number of shares of Preferred Stock authorized to be issued is two million (2,000,000) shares, $0.001 par value per share.

          (B) Each four (4) shares of the Corporation's Series A Common Stock and Series B Common Stock shall, without any action on the part of the holder thereof, be reclassified as and changed into three (3) shares of Common Stock.

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                                   ARTICLE VI

                               BOARD OF DIRECTORS
                               ------------------

          (C) The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is authorized to determine, alter or eliminate any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix, increase or decrease the number of shares comprising any such series and the designation thereof, or any of them, and to provide for the rights and terms of redemption or conversion of the shares of any such series.

                                   ARTICLE V

                                   MANAGEMENT
                                   ----------

          The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (A) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          (B) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

          (C) On and after the closing date of the first sale of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering (the "IPO"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such sale, unless otherwise provided by law, any action which may otherwise by taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          (D) Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

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          (A) The number of directors shall initially be set at five (5) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article VI, Section (C) below may be filled at a special meeting of the stockholders held for that purpose.

          (B) Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors resulting from any increase in authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (C) Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article VI, Section (A) above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

                                  ARTICLE VII

                                     BYLAWS
                                     ------

          The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the



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Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE VIII

                             LIABILITY OF DIRECTORS
                             ----------------------

          The director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          If the Delaware General Corporation Law is hereafter amended to authorize the further elimination of limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

                                   AMENDMENT
                                   ---------

          The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding
                                     --------  -------
any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation


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entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article IX, Article V,
Article VI, Article VII or Article VIII.

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